Exhibit 10.9

UNDERTAKING LETTER

THIS UNDERTAKING LETTER (this “Undertaking Letter”) is made on [execution date] by and between:

1.	[Name of shareholder], a limited liability company incorporated under the laws of the PRC, having its registered address at 3rd Floor, Building #1, No. [address of shareholder] (the “Investor”);

2.	Hesai Technology Co., Ltd. (上海禾赛科技股份有限公司), a limited company incorporated under the laws of the PRC, having its registered address at Building 2, No. 468 Xinlai Road, Jiading District, Shanghai (the “Company”);

3.	Mr. Kai SUN, a PRC citizen with ID number of [***];

4.	Mr. Yifan LI, a PRC citizen with ID number of [***]; and

5.	Mr. Shaoqing XIANG, a PRC citizen with ID number of [***] (Shaoqing XIANG, Yifan LI, Kai SUN are hereinafter referred to individually or collectively as the “Founders”).

WHEREAS:

A.	On July 23, 2020, the Company (Previously known as: Hesai Photonics Technology Co., Ltd. (上海禾赛光电科技有限公司)) signed a Joint Venture Agreement (the “Joint Venture Agreement”) with the Investor and other parties, and approved the Memorandum of Association (the “MA”). Pursuant to the Joint Venture Agreement and the MA, the Investor is granted several preferential/special rights that are different from those of the non-investor (including but not limited to: pre-emptive right, anti-dilution right, right of first refusal, tag-along right, redemption right, information inspection right, special agreements regarding competing parties of the Investor, etc.) (collectively, the “Preferential Rights”).

B.	The Company intends to actively pursue an overseas initial public offering and listing in the United States or other overseas securities markets (the “Overseas IPO”);

C.	The Company intends to convert to a limited liability company for the purpose of the Overseas IPO and to undertake a red-chip restructuring (the “Restructuring Plan”), including but not limited to the Company's intention to mirror the share interests of the Investor and other existing shareholders to a newly established Cayman company (the “Cayman Company”), which will indirectly wholly own and control the Company. The Company has made or will make resolutions at the shareholders' meeting and/or the board of directors' meeting to approve the Restructuring Plan, and to require the existing shareholders and/or directors of the Company to execute such other agreements, contracts or documents as may be required (the “Reorganization Documents”);

D.	In order to protect the rights and interests of the Investor, the Company and the Founders (collectively, the “Promisors”) hereby issue this Undertaking Letter in connection with the termination and reinstatement of the Investor's Preferential Rights;

E.	The Investor, the Company and the Founders signed a Side Letter (the “Side Letter”) on August 2, 2020. The parties intend to terminate the Side Letter.

i.	The Promisors hereby undertakes that if the Cayman Company has not completed the Overseas IPO within twelve (12) months from the date of this Undertaking Letter, the Promisors shall be obliged to immediately reinstate the Investor’s Preferential Rights under the Joint Venture Agreement and the MA which have been terminated or required to be terminated; the Promisors shall immediately take all necessary actions and cooperate with the signing of relevant documents to cause the Company or its parent company, subsidiaries and affiliates (the “Group Companies”) to reinstate such Preferential Rights through a valid resolution of a shareholders' meeting and/or the board of directors, and to cause and cooperate with the Company in fulfilling the corresponding external approval/registration/recording procedures to ensure that such reinstatement procedures are legally effective; such reinstatement shall have retroactive effect, i.e. it shall have the practical effect that the Preferential Rights of the Investor have never been terminated. The parties understand that the Investor's temporary waiver of the Preferential Rights is only necessary to facilitate the Company's Overseas IPO; during the period when the Investor’s Preferential Rights are terminated, the Promisors shall not take any action to diminish the Investor's rights and interests, unless with the prior consent of the Investor. For the avoidance of doubt, the termination of the Investor's Preferential Rights under this Undertaking Letter shall not be deemed to be an act of diminution or impairment of the Investor's rights and interests as described in the preceding sentence.

ii.	This Undertaking Letter will terminate on the earlier of:

(i)	the completion of the Overseas IPO of the Cayman Company;

(ii)	for any Investor, as soon as the Investor ceases to hold any equity interest (or shares) in the Cayman Company, the undertaking obligations of the Promisor under this Undertaking Letter shall terminate concurrently; or

(iii)	such other date as the Company and the Investor may otherwise agree.

iii.	If any Promisor breaches the Undertaking Letter, all Promisors shall be jointly and severally liable to the Investor for breach of contract.

iv.	The parties hereby agree that the Side Letter and the confirmation letter shall automatically terminate on the date of this Undertaking Letter and shall be void ab initio.

v.	The formation, validity, interpretation, performance, and dispute resolution of the Undertaking Letter shall be governed by the laws of the PRC. All disputes arising out of or in connection with the performance of the Undertaking Letter shall be settled by the parties through friendly negotiation. If any dispute cannot be settled through negotiation within thirty (30) days after the occurrence, either party shall have the righ to submit the dispute to Shanghai International Economic and Trade Arbitration Commission for arbitration in Shanghai in accordance with its arbitration procedures and rules then in effect. While any dispute resolution process or related judicial or administrative proceedings are pending, the Promisors shall continue to perform the Undertaking Letter to the fullest extent practicable.

vi.	The Undertaking Letter shall become effective as of the date of signing (or sealing) by the parties.

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IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Undertaking Letter on the date and year first above written.

Hesai Technology Co., Ltd. (上海禾赛科技股份有限公司)

By:	/s/ Yifan Li

Name: Yifan Li

Title: Legal Representative

SIGNATURE PAGE TO UNDERTAKING LETTER

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Undertaking Letter on the date and year first above written.

Kai SUN

/s/ Kai SUN

Yifan LI

/s/ Yifan LI

Shaoqing XIANG

/s/ Shaoqing XIANG

SIGNATURE PAGE TO UNDERTAKING LETTER

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Undertaking Letter on the date and year first above written.

[Name of shareholder]

By:

Name:

Title:

SIGNATURE PAGE TO UNDERTAKING LETTER

Schedule of Material Differences

One or more entities entered into Undertaking Letter with Hesai Technology Co., Ltd. and the founders using this form. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed agreements differ from this form:

Name of Shareholder	Execution Date
Baidu (China) Co., Ltd.	April 6, 2021
Bosch (China) Investment Co., Ltd.	April 6, 2021